EXHIBIT 2.3(f)


                             REGISTRATION AGREEMENT


         THIS AGREEMENT is made as of June ___, 1999, among VideoLabs, Inc., a Delaware corporation (the "Company") and Robin Sheeley, a resident of Minnesota (the "Investor").

         The Investor is a party to an Agreement and Plan of Merger dated as of May __, 1999 ("Merger Agreement") pursuant to which Accoustic Communications Systems, Inc., a corporation wholly-owned by Investor, was merged into a wholly-owned subsidiary of the Company (the "Merger"). In connection with the Merger, the Investor received ________ shares of Common Stock from the Company and the Company has agreed to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof or in the Merger Agreement.

         The parties hereto agree as follows:

         1.       PIGGYBACK REGISTRATIONS.

                  a. Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Investor Registrable Securities (as hereinafter defined) (a "Piggyback Registration"), the Company shall give prompt written notice to the Investor of its intention to effect such a registration and shall include in such registration all Investor Registrable Securities with respect to which the Company has received a written request for inclusion therein within 20 days after the receipt of the Company's notice (subject to paragraphs 2(c) and (d) below).

                  b. Piggyback Expenses. The Registration Expenses shall be paid in all Piggyback Registrations as provided in Paragraph 4 below.

                  c. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Investor Registrable Securities requested to be included in such registration and (iii) third, other securities requested to be included in such registration.



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                  d. Priority on Secondary Registrations. If a Piggyback
         Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Investor Registrable Securities requested to be included in such registration, and (iii) third, other securities requested to be included in such registration.

                  e. Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be made solely by the Company.

                  f. Other Registrations. If the Company has previously filed a registration statement with respect to Investor Registrable Securities pursuant to the paragraph 1 and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

         2.       HOLDBACK AGREEMENTS.

                  a. The Investor shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Piggyback Registration in which Investor Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  b. The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the holdback period mandated by the managing underwriters of the registered public offering, which period shall not exceed the 180-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), and (ii) shall cause each holder of more than 8% of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or


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         distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted).

         3. REGISTRATION PROCEDURES. Whenever the Investor has requested that any Investor Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Investor Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  a. prepare and file with the Securities and Exchange Commission a registration statement with respect to such Investor Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Investor copies of all such documents proposed to be filed, which documents shall be subject to the review and reasonable comment of such counsel);

                  b. notify the Investor of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  c. furnish to the Investor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Investor Registrable Securities owned by the Investor;

                  d. use its best efforts to register or qualify such Investor Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Investor Registrable Securities owned by the Investor (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  e. notify the Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an


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         untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Investor, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Investor Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  f. cause all such Investor Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;

                  g. provide a transfer agent and registrar for all such Investor Registrable Securities not later than the effective date of such registration statement;

                  h. enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Investor Registrable Securities (including effecting a stock split or a combination of shares);

                  i. otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder;

                  j. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

                  k. use its best efforts to cause such Investor Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Investor to consummate the disposition of such Investor Registrable Securities; and

                  l. in the case of a primary offering, obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Investor reasonably requests.


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         4.       REGISTRATION EXPENSES.

                  a. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  b. In connection with each Piggyback Registration, the Investor shall be responsible for the fees and disbursements of legal counsel chosen by the Investor.

                  c. To the extent Registration Expenses are required to be paid by the Company pursuant to paragraph 5(a), each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         5.       INDEMNIFICATION.

                  a. The Company agrees to indemnify, to the extent permitted by law, the Investor, its officers and directors and each Person who controls the Investor ( within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registrable statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Investor expressly for use therein or by the Investor's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Investor with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnity such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investor.


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                  b. In connection with any registration statement in which the
         Investor is participating, the Investor shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact, required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by the Investor from the sale of Investor Registrable Securities pursuant of such registration statement.

                  c. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  d. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         6.       DEFINITIONS.

                  "Common Stock" means the Company's common stock, $.01 par value.


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                  "Investor Registrable Securities" means (i) the ______ shares of Common Stock issued to the Investor pursuant to the Merger Agreement, or (ii) any equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or otherwise sold, transferred or disposed of by the Investor.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government entity or any department, agency or political subdivision thereof.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         7.       MISCELLANEOUS.

                  a. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Investor in this Agreement.

                  b. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  c. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Investor.

                  d. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. The


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         provisions of this Agreement which are for the benefit of the Investor are not transferable and may not be assigned or otherwise transferred to any person or purchaser of Investor Registrable Securities or Warrant.

                  e. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  f. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  g. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  h. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

                  i. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the addressed indicated below:

                     To the Investor:    Robin Sheeley

                                         --------------------

                                         --------------------

                     To the Company:     VideoLabs, Inc.
                                         3960 Golden Hill Drive
                                         Golden Valley, MN 55466
                                         Attn: Chairman

                     with copies to:     Hinshaw & Culbertson
                                         3100 Piper Jaffray Tower
                                         222 South Ninth Street
                                         Minneapolis, Minnesota 55402
                                         Attn: Shane R. Kelley


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or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

                                        VIDEOLABS, INC.


                                        By
                                          ------------------------------------
                                           Its
                                              --------------------------------





                                        ---------------------------------------
                                        ROBIN SHEELEY


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